Exhibit 99.1

Press Release

For More Information, Call:

ELLEN M. DYLLA
INVESTOR RELATIONS	April 24, 2008
(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE

QUARTER ENDED MARCH 31, 2008

ANGLETON, TX, APRIL 24, 2008 — Benchmark Electronics, Inc. (NYSE: BHE), a leading contract manufacturing provider, announced sales of $684 million for the quarter ended March 31, 2008, compared to $752 million for the same quarter in the prior year. First quarter net income was $23 million, or $0.33 per diluted share. In the comparable period of 2007, net income was $24 million, or $0.34 per diluted share.

Excluding amortization of intangibles and the impact of stock-based compensation costs, the Company would have reported net income of $23 million, or $0.34 per diluted share, in the first quarter of 2008. Excluding restructuring charges, integration costs, amortization of intangibles and the impact of stock-based compensation costs, the Company would have reported net income of $28 million, or $0.39 per diluted share, in the first quarter of 2007.

“We are pleased with our first quarter operating results considering the soft demand environment in several of the industries that we serve,” said Cary T. Fu, the Company’s Chief Executive Officer. “We have seen an increase in interest from customers and prospective customers, as they continue to expand their outsourcing efforts. We believe our new program bookings provide excellent opportunities for near-term stability and long-term growth even while some of the industries we serve may experience lackluster demand during 2008.”

First Quarter 2008 Financial Highlights

•                  Operating margin for the first quarter was 3.1% on a GAAP basis and was 3.3%, excluding amortization of intangibles and the impact of stock-based compensation expense.

•                  Cash flows provided by operating activities for the first quarter were approximately $46 million.

•                  Cash and short-term investments balance was $302 million at March 31, 2008 after the reclassification of $77 million of auction rate securities to long-term.

•                  Accounts receivable was $453 million at March 31, 2008; calculated days sales outstanding were 60 days.

•                  Inventory was $397 million at March 31, 2008; inventory turns were 6.4 times.

•                  Repurchases of common shares for the first quarter totaled $37 million. Total repurchases under the plan through April 23, 2008 were $103 million.

2008 Outlook

Looking forward, sales for the second quarter of 2008 are expected to range from $715 million to $750 million. Diluted earnings per share for the second quarter, excluding amortization of intangibles and the impact of stock-based compensation expense, are expected to be between $0.35 and $0.41.

For the year-ended December 31, 2008, we now expect revenues to grow at a more moderated pace of 2% to 5%, which will come primarily from the ramp of new programs. At the same time, we are maintaining our earnings per share growth in the range of 15% to 20%.

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statement that “we believe our new program bookings provide excellent opportunities for near-term stability and long-term growth even while some of the industries we serve may experience lackluster demand during 2008”, and our sales and earnings per share guidance for the second quarter and full year of 2008, as well as other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, and customer actions.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of the release, and Benchmark assumes no obligation to update any such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2007, in its other filings with the Securities and Exchange Commission and in its press releases.

Additional Information

Benchmark Electronics, Inc. is in the business of manufacturing electronics and provides its services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 20 manufacturing locations in ten countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

###

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

 (Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended
	March 31,
	2008	2007

Income from operations (GAAP)	$21,493	$27,448
Stock-based compensation	788	628
Restructuring charges and integration costs	—	3,345
Amortization of intangibles	447	447
Non-GAAP income from operations	$22,728	$31,868

Net income (GAAP)	$22,619	$24,476
Stock-based compensation, net of tax	557	442
Restructuring charges and integration costs, net of tax	—	2,617
Amortization of intangibles, net of tax	285	322
Non-GAAP net income	$23,461	$27,857

Numerator for basic earnings per share - net income (GAAP)	$22,619	$24,476
Interest expense on convertible debt, net of tax	—	115
Numerator for diluted earnings per share (GAAP)	$22,619	$24,591
Earnings per share: (GAAP)
Basic	$0.33	$0.34
Diluted	$0.33	$0.34

Numerator for basic earnings per share - net income (Non-GAAP)	$23,461	$27,857
Interest expense on convertible debt, net of tax	—	115
Numerator for diluted earnings per share (Non-GAAP)	$23,461	$27,972

Earnings per share: (Non-GAAP)
Basic	$0.34	$0.39
Diluted	$0.34	$0.39

Weighted average shares used in calculating earnings per share:
Basic	69,330	71,435
Diluted	69,462	72,465

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended March 31,
	2008	2007

Net sales	$684,309	$752,482
Cost of sales	639,094	697,994

Gross profit	45,215	54,488

Selling, general and administrative expenses	23,275	23,248
Amortization of intangibles	447	447
Restructuring charges and integration costs	—	3,345

Income from operations	21,493	27,448

Other income (expense):
Interest income	3,243	1,749
Interest expense	(365)	(811)
Other	1,628	(34)
Total other income, net	4,506	904

Income before income taxes	25,999	28,352

Income tax expense	3,380	3,876

Net income	$22,619	$24,476

Numerator for basic earnings per share - net income	$22,619	$24,476
Interest expense on convertible debt, net of tax	—	115
Numerator for diluted earnings per share	$22,619	$24,591

Denominator for basic earnings per share - weighted average number of common shares outstanding during the period	69,330	71,435
Incremental common shares attributable to exercise of outstanding equity instruments	132	1,030
Denominator for diluted earnings per share	69,462	72,465

Earnings per share:
Basic	$0.33	$0.34
Diluted	$0.33	$0.34

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

March 31, 2008

(Amounts in Thousands)

(UNAUDITED)

Assets

Current assets:
Cash and cash-equivalents	$300,717
Short-term investments	1,008
Accounts receivable, net	452,952
Inventories, net	397,150
Other current assets	61,156

Total current assets	1,212,983

Long-term investments	77,280
Property, plant and equipment, net	143,898
Other assets, net	28,594
Goodwill, net	285,027

Total assets	$1,747,782

Liabilities and Shareholders’ Equity

Current liabilities:
Current installments of long-term debt and capital lease obligations	$375
Accounts payable	355,794
Accrued liabilities	60,428

Total current liabilities	416,597

Long-term debt and capital lease obligations, less current installments	12,045

Other long-term liabilities	43,082

Shareholders’ equity	1,276,058

Total liabilities and shareholders’ equity	$1,747,782